EXHIBIT 10.1

SECOND AMENDMENT TO LEASE

THIS SECOND AMENDMENT TO LEASE (the “Second Amendment to Lease”), dated as of May 6, 2005, is made and entered into by and between MPTP HOLDING, LLC, a Delaware limited liability company (“Landlord”), and SUPPORTSOFT, INC., a Delaware corporation and successor by merger to Support.com, Inc. (“Tenant”).

R E C I T A L S

This Second Amendment to Lease is entered into upon the basis of, and with reference to the following facts, understandings and intentions of the parties:

A. By a certain office lease dated as of October 1, 2001 (the “Original Lease”), Martin/Campus LLC, a Delaware limited liability company (predecessor in interest to Landlord), leased and demised to Tenant certain premises consisting of approximately 23,660 square feet (the “Premises”) comprising a part of and located in that certain building commonly known as 575-595 Broadway (the “Building”) in the City of Redwood City, County of San Mateo, State of California.

B. The Original Lease has been amended by that certain First Amendment to Lease, dated as of May 31, 2003, by and between Landlord and Tenant (the “First Amendment to Lease”). The First Amendment to Lease and the Original Lease are collectively referred to herein as the Lease.

C. Paragraph 6 of the First Amendment to Lease deleted the option to extend the Term of the Original Lease, which was set forth in Paragraph 4B of the Original Lease, and granted to Tenant an option to extend the Lease for two (2) additional terms of one (1) year each. Tenant has not exercised, and is not exercising, the options described in Paragraph 6 of the First Amendment to Lease but Landlord and Tenant have agreed to extend the Term of the Lease on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, including the mutual covenants contained in the Lease, Landlord and Tenant hereby agree as follows:

1. Defined Terms. Except as expressly provided in this Second Amendment to Lease to the contrary, terms which are defined in the Lease shall have the same meaning when used in this Second Amendment to Lease.

2. Monthly Rent. Paragraph 2 of the First Amendment to Lease is hereby deleted. The definition of Monthly Rent in the Lease Summary of the Original Lease is hereby deleted and the following is inserted in place thereof:

“Monthly Rent:	$0.95/square foot/month for the period commencing June 1, 2003 to May 31, 2004 $1.05/square foot/month for the period commencing June 1, 2004 to May 31, 2006”.

Option Term: if the Renewal Option is exercised by Tenant pursuant to Paragraph 6 of the Second Amendment to Lease, Monthly Rent shall be $1.15/square foot/month for the period commencing June 1, 2006 to May 31, 2007.

3. Term. Paragraph 5 of the First Amendment to Lease is hereby deleted. Paragraph 4.A. of the Original Lease is hereby deleted and the following is inserted in place thereof: “The Term shall commence on October 1, 2001 (the “Commencement Date”) and shall, subject to the terms of Paragraph 4.B below, terminate on May 31, 2006.”

4. Prior Options Paragraph 6 of the First Amendment to Lease is hereby deleted. Paragraph 4.B of the Original Lease is hereby deleted and the following is inserted in place thereof:

4B. Option.

(a) Grant of Renewal Option. Landlord hereby grants to Tenant an option (the “Renewal Option”) to extend the Term of this Lease for an additional term of one (1) year (the “Renewal Term”), which shall commence upon the expiration of the Term. The Renewal Option is expressly conditioned upon Tenant’s not being in default under any term or condition of this Lease after the expiration of any applicable cure period granted by this Lease, either at the time the Renewal Option is exercised or at the time the Renewal Option term would commence. The Renewal Option shall be personal to the Tenant originally named in this Lease or any successor to Tenant’s interest in this Lease pursuant to a Permitted Transfer (as defined in Paragraph 25.G.), and shall not be assigned, sold, conveyed or otherwise transferred to any other party (including without limitation any assignee or sublessee of such Tenant) without the prior written consent of Landlord, which consent may be withheld in Landlord’s reasonable discretion; provided, however, that Landlord’s decision to grant or withhold its consent shall be made in accordance with the provisions of Paragraph 25.F. Under no circumstances shall Landlord be required to pay any real estate commission to any party with respect to Tenant’s exercise of the Renewal Option.

(b) Manner of Exercise. Tenant may exercise the Renewal Option only by giving Landlord written notice not less than six (6) months prior to the expiration of the Term. If Tenant fails to exercise the Renewal Option prior to such six (6) month period, then the Renewal Option automatically shall lapse and thereafter Tenant shall have no right to exercise the Renewal Option.

(c) Terms and Rent. If the Renewal Option is exercised in accordance with the terms hereof, then the Monthly Rent shall be $1.15/square foot/month for the Renewal Term. Landlord shall not under any circumstances be required to construct or pay for any additional interior improvements to the Premises for the Renewal Term. All other terms and conditions of the Lease, as amended from time to time by the parties in accordance with the provisions of the Lease, shall remain in full force and effect and shall apply during the Renewal Term; provided, however, that notwithstanding the foregoing: (i) there shall be no further option to extend the Term beyond May 31, 2007, (ii) there shall be no rent concessions, and (iii) there shall be no construction allowance, tenant improvement allowance or similar provision, excepting only that Landlord shall provide an additional tenant improvement allowance of Twenty Five Thousand Dollars ($25,000.00) (“Additional Interior Improvement Allowance”) on the same terms and conditions as the Interior Improvement Allowance described in the Second Amendment to Lease.

5. Interior Improvement Allowance. Landlord shall provide Tenant with an “Interior Improvement Allowance” in the amount of Twenty Five Thousand Dollars ($25,000.00), which amount shall be applied by Tenant toward the construction and installation of tenant improvements in the Premises (which improvements shall be subject to Paragraph 13 of the Original Lease) and which amount shall be disbursed to Tenant within 45 days from Tenant submitting paid invoices for improvement work completed in the Premises.

6. Right of First Offer. Pursuant to the First Amendment to Lease, a new Paragraph 43 was added to the Lease. Notwithstanding any inconsistent or contrary provision in the Lease, the rights granted in Paragraph 43 shall apply throughout the Term (including, without limitation, the Renewal Term if Tenant exercises the Renewal Option in accordance with the requirements of Paragraph 4A as described herein).

7. Interpretation of Amendment. This Second Amendment to Lease and Lease shall be construed as a whole in order to effectuate the intent of the parties to amend the Lease in the manner specified in this Second Amendment to Lease. All provisions of the Lease affected by this Second Amendment to Lease shall be deemed amended regardless of whether so specified in this Second Amendment to Lease. Subject to the foregoing, if any provision of the Lease conflicts with any provision of this Second Amendment to Lease, the provision of this Second Amendment to Lease shall control.

8. No Further Amendment. Except as amended by this Second Amendment to Lease, the Lease shall continue in full force and effect and in accordance with its terms.

9. Effective Date of Amendment. Except as expressly set forth to the contrary in any Paragraph of this Second Amendment to Lease, the effective date of this Second Amendment to Lease and each and every provision hereof shall be the date first hereinabove set forth.

10. Representations and Warranties. As a material inducement to Landlord to enter into this Second Amendment to Lease, Tenant represents and warrants to Landlord that, as of the date of this Second Amendment to Lease:

(a) The Lease is in full force and effect. There are no defaults by Landlord or Tenant under the Lease, and no circumstance has occurred which, but for the expiration of an applicable grace period, would constitute an event of default by Landlord or Tenant under the Lease. Tenant has no defenses or rights of offset under the Lease.

(b) Tenant has full right, power and authority to enter into this Second Amendment to Lease, and has obtained all necessary consents and resolutions from its board of directors required under the documents governing its affairs in order to consummate this transaction, and the persons executing this Second Amendment to Lease have been duly authorized to do so. This Second Amendment to Lease and the Lease are binding obligations of Tenant, enforceable in accordance with their terms.

(c) Tenant is the sole lawful tenant under the Lease and Tenant has not sublet, assigned, conveyed, encumbered or otherwise transferred any of the right, title or interest of Tenant under the Lease or arising from its use or occupancy of the Premises, and no other person, partnership, corporation or other entity has any right, title or interest in the Lease or the Premises, or the right to occupy or use all or any part of the Premises.

(d) Tenant has had no dealings with any real estate broker or agent in connection with the negotiation of this Second Amendment to Lease, excepting Colliers Parrish on behalf of Tenant and BT Commercial on behalf of Landlord, and Tenant knows of no other real estate broker or agent who is entitled to a commission in connection with this Second Amendment to Lease. Tenant agrees to indemnify and defend Landlord against and hold Landlord harmless from any and all claims, demands, losses, liabilities, lawsuits, judgments, costs and expenses (including without limitation reasonable attorneys’ fees) with respect to any leasing commission or equivalent compensation alleged to be owing on account of any dealings with any real estate broker or agent, other than the brokers named above, occurring by, through, or under Tenant. Tenant acknowledges and agrees that no commission shall be paid in connection with Tenant’s exercise of the Renewal Option.

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IN WITNESS WHEREOF, the parties have executed this Second Amendment to Lease as of the date first hereinabove set forth.

LANDLORD:

MPTP HOLDING, LLC,
a Delaware limited liability company

By:	MIDPOINT HOLDING, LLC,
a Delaware limited liability company
Its:	Manager

	By:	CALYON NEW YORK BRANCH
	Its:	Member

/s/ David P. Messing
		By:	David P. Messing
		Its:	Director

/s/ Michael J. Vanderlay
		By:	Michael J. Vanderlay
		Its:	Director

TENANT:

SUPPORTSOFT, INC.
a Delaware corporation

/s/ Brian Beattie
By:	Brian Beattie
Its:	Chief Financial Officer

/s/ Ken Owyang
By:	Ken Owyang
Its:	Vice President of Finance